Exhibit 99.2


          Attachment to Form 3 in accordance with instruction 5(b)(v).

                         FORM 3 JOINT FILER INFORMATION



   Name and Address:                    Oracle Investment Management, Inc.
                                        200 Greenwich Avenue, 3rd Floor
                                        Greenwich, CT 06830

   Date of Event Requiring Statement:   2/2/04

   Issuer and Ticker Symbol:            GTx, Inc. ("GTXI")

   Relationship to Issuer:              10% Owner

   Designated Filer:                    Larry N. Feinberg

   Title of Derivative Security:        Series C 8% Cumulative Redeemable
                                        Convertible Preferred Stock

   Date Exercisable:                    Immed.

   Title of Underlying Securities:      Common Stock

   Number of Shares:                    1,762,770

   Conversion or Exercise Price:        See note (2) of Form 3

   Ownership Form:                      D

   Signature:                           See Form 3